VOTING AGREEMENT

                VOTING AGREEMENT, dated as of April 24, 2007 (this "Agreement") by and among MYEH Corporation, a Delaware corporation (the "Parent"), Mary S. Myers, Stephen E. Myers, Semantic Foundation, Louis S. Myers & Mary S. Myers Foundation and MSM & Associates Limited Partnership (the "Shareholders").

RECITALS

                Pursuant to the Agreement and Plan of Merger, entered into as of April 24, 2007 (as amended, modified, supplemented or waived from time to time, the "Merger Agreement"), between Parent, MYEH Acquisition Corporation, an Ohio corporation ("MergerCo"), and Myers Industries, Inc., an Ohio corporation (the "Company"), it is intended that MergerCo be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Merger Agreement.

                As of the date hereof, the Shareholders are the record and beneficial owners of the number of shares of Common Stock set forth opposite their respective names on Schedule 1 attached hereto (the "Existing Shares" and, together with any shares of Common Stock acquired by the Shareholders after the date hereof, whether upon the exercise of options or rights, the conversion or exchange of any Existing Shares or convertible or exchangeable securities or by means of purchase, dividend, distribution or otherwise, the "Subject Shares").

                Pursuant to the Recitals of the Merger Agreement, it is a condition and inducement to Parent's and MergerCo's willingness to enter into the Merger Agreement that the Shareholders enter into this Agreement of even date with the Merger Agreement as provided therein.

AGREEMENT

                To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

         1.      Covenants of the Shareholders. Until the termination of this Agreement in accordance with Section 2, the Shareholders severally agree as follows:

        (a)     Agreement to Vote. At any meeting of shareholders of the Company called for the approval of the Merger, however called, or at any adjournment thereof, or in connection with any written consent of the holders of Common Shares, or in any other circumstances in which the Shareholders are entitled to vote, consent or give any other approval with respect to the Merger, the Shareholders shall vote (or cause to be voted) the Subject Shares under the Shareholders' control on the record date established for such meeting or other action in favor of adoption and approval of the Merger.

        (b)     Transfer Restrictions. Each Shareholder agrees not to sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Shareholders (collectively, "Transfer")) any of the Subject Shares, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Subject Shares. The foregoing restrictions shall not apply to (i) Transfers to immediate family members or affiliates of such Shareholder who have executed an instrument, in form and substance reasonably satisfactory to Parent, agreeing to be bound by this Agreement to the same extent as such Shareholder with respect to the Subject Shares to which such Transfer relates; provided that such Shareholder shall remain liable for any failure by such Affiliate to so perform under this agreement; (ii) the Transfer of up to 23,000 Subject Shares owned of record by The Mary and Louis Myers Foundation (the "Myers Foundation") in satisfaction of funding commitments established prior to the date hereof; and (iii) the Transfer of up to 1,000 Subject Shares owned of record by the Semantic Foundation in satisfaction of funding commitments established prior to the date hereof.

        (c)     Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to Parent as of the date hereof that such Shareholder's Existing Shares constitute all of the shares of Common Stock owned of record or beneficially by the Shareholder as of the date hereof. Except for the Subject Shares held by the Myers Foundation, as to which the Shareholders share such power, each Shareholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1(a) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares of the Shareholder, and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1(a) and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares of the Shareholder as of the Effective Time, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

         2.      Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier to occur of (a) the Effective Time and (b) termination of the Merger Agreement in accordance with its terms; provided, that termination shall not prevent any party from seeking remedies against the other parties hereto for breach of this Agreement. Each Shareholder shall also have the right to terminate this Agreement in the event that the Merger Agreement is amended or otherwise modified to reduce the value or change the form of the per share consideration to be paid thereunder.

         3.      General Provisions.

        (a)     Amendment. This Agreement may not be amended except by an instrument signed by Parent and the Shareholders.

        (b)     Notices. Any notice, request, instruction or other communication hereunder will be in writing and delivered by hand, overnight courier service or by facsimile:

                (i)      if to Parent:

c/o GS Capital Partners
85 Broad Street
New York, New York 10004
Facsimile: (212) 357-5505
Attention: Joseph Gleberman Jack Daly

with copies (which will not constitute notice to Parent or MergerCo) to each of:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention: Robert C. Schwenkel, Esq. Christopher Ewan, Esq.

                (ii)     if to the Shareholders:

Mary S. Myers
173 Hampshire Road
Akron, Ohio 44313

Stephen E. Myers
53 Aurora Street
Hudson, Ohio 44236

with copies (which will not constitute notice to the Shareholders) to:
Calfee, Halter & Griswold LLP
800 Superior Avenue
Cleveland, Ohio 44114-2688
Facsimile: (216) 241-0816
Attention: John J. Jenkins

        (c)     Interpretation. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

        (d)     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        (e)     Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        (f)     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        (g)     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

        (h)     Enforcement; Governing Law; Waiver of Jury Trial.

                (i)      The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                (ii)     The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

* * * * *

                IN WITNESS WHEREOF, Parent and the Shareholder have caused this Voting Agreement to be executed as of the date first written above.

PARENT:

MYEH CORPORATION

By: /s/ Joseph Gleberman
Name: Joseph Gleberman
Its: Authorized Signatory

SHAREHOLDERS:

/s/ Stephen E. Myers
STEPHEN E. MYERS

/s/ Mary S. Myers
MARY S. MYERS

SEMANTIC FOUNDATION

By: /s/ Stephen E. Myers
Name: Stephen E. Myers
Its: President

LOUIS S. MYERS & MARY S. MYERS
FOUNDATION

By: /s/ Stephen E. Myers
Name: Stephen E. Myers
Its: Vice President

MSM & ASSOCIATES LIMITED
PARTNERSHIP

By: /s/ Stephen E. Myers
Name: Stephen E. Myers
Its: President

Schedule 1

Shareholder	Common Stock
Mary S. Myers	3,593,074
Stephen E. Myers	2,114,735
Semantic Foundation	25,500
Louis S. Myers & Mary S. Myers Foundation	253,021
MSM & Associates Limited Partnership	497,801
Total:	6,484,131